Exhibit 15.1

FANGDA PARTNERS 北京 Beijing·广州 Guangzhou·香港 Hong Kong·南京 Nanjing·上海 Shanghai·深圳 Shenzhen http://www.fangdalaw.com

中国北京市朝阳区光华路一号	电子邮件 E-mail: email@fangdalaw.com
北京嘉里中心北楼27层	电 话 Tel.: 86-10-5769-5600
邮政编码：100020	传 真 Fax: 86-10-5769-5788

27/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing 100020, PRC

Jianpu Technology Inc.

5F Times Cyber Building
19 South Haidian Road
Haidian District, Beijing
People’s Republic of China

April 19, 2024

Dear Sirs,

We consent to the references to our firm and the summaries of our opinions under “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the mainland China government deems that our contractual arrangements with the VIEs do not comply with mainland China regulatory restrictions on foreign investment in relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”, “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs” and “Item 6. Directors, Senior Management and Employees—C. Board Practices—Enforceability of Civil Liabilities” in Jianpu Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Registration Statement on Form S-8 (File No. 333-226610) of Jianpu Technology Inc. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners